SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 5, 2007

MICRONETICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-17966	22-2063614
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Hampshire Drive

Hudson, NH 03051

(Address of principal executive offices, including zip code)

(603) 883-2900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.	Entry into a Material Definitive Agreement

On June 5, 2007, Micronetics, Inc., a Delaware corporation (“Micronetics”), and Del Merger Subsidiary, Inc. (now known as “MICA Microwave Corporation”), a Delaware corporation and a wholly-owned subsidiary of Micronetics (“MMC”), entered into an Agreement of Merger and Plan of Reorganization (the “Merger Agreement”) with MICA Microwave Corporation, a California corporation (“MICA”), and Frederick Mills, individually and as the representative of the stockholders of MICA, and completed the acquisition of MICA. The Merger Agreement sets forth the terms and conditions pursuant to which MICA became a wholly-owned subsidiary of Micronetics. Pursuant to the terms of the Merger Agreement, MICA merged with and into MMC, and holders of MICA common stock received a combination of cash and shares of Micronetics common stock in a transaction valued at $5 million (subject to certain adjustments).

The parties to the Merger Agreement made customary representations, warranties and covenants therein and the completion of the acquisition of MICA was subject to customary conditions described therein. The parties have agreed that $380,000 of the purchase price payable to Frederick Mills will be held in escrow until June 30, 2008 as security for any claims of Micronetics under the Merger Agreement.

In connection with the execution and delivery of the Merger Agreement by MICA, the stockholders of MICA (the “Stockholders”) signed a Company Stockholders’ Agreement, pursuant to which, among other things, the Stockholders made certain customary representations and warranties, agreed to vote their MICA common stock in favor of the transactions contemplated by the Merger Agreement, agreed not to sell any of their Micronetics common stock for a period of one year and agreed not to compete with, or solicit any employees or customers of, MICA for a period of three years.

Additionally, in connection with the execution and delivery of the Merger Agreement, MMC entered into an Employment Agreement with Frederick Mills, pursuant to which MMC will employ Frederick Mills as Vice President and General Manager of MMC.

The foregoing description of the acquisition, the Merger Agreement, the Company Stockholders’ Agreement and the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of each such agreement, copies of which are filed as exhibits hereto and are incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets

On June 5, 2007, Micronetics completed the acquisition of MICA described in Item 1.01 for approximately $5 million in a combination of cash and stock. The acquisition was made pursuant to the Merger Agreement described in Item 1.01, whereby, upon the terms and subject to the conditions set forth therein, MICA became a wholly-owned subsidiary of Micronetics.

Item 7.01.	Regulation FD Disclosure

On June 5, 2007, Micronetics issued a press release announcing the completion of the MICA acquisition. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information contained in Item 7.01 to this Current Report on Form 8-K (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise be subject to the liabilities of that section. The information in this Item 7.01 (including Exhibit 99.1) shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise expressly stated in such filing.

Item 9.01	Financial Statements and Exhibits.

Explanatory Note Regarding Exhibits

Investors should not rely on or assume the accuracy of representations and warranties in negotiated agreements that have been publicly filed because such representations and warranties may be subject to exceptions and qualifications contained in separate disclosure schedules, because such representations may represent the parties’ risk allocation in the particular transaction, because such representations may be qualified by materiality standards that differ from what may be viewed as material for securities law purposes or because such representations may no longer continue to be true as of any given date.

(a)	Financial Statements of Businesses Acquired.

In accordance with Item 9.01(a)(4) of Form 8-K, the financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment to this Form 8-K within 71 calendar days after the required filing date for this Current Report.

(b)	Pro Forma Financial Information.

In accordance with Item 9.01(b)(2) of Form 8-K, the financial information required by Item 9.01(b) will be filed by amendment to this Form 8-K within 71 calendar days after the required filing date for this Current Report.

(d)	Exhibits.

Exhibit No.	Exhibit Description
2.1	Agreement of Merger and Plan of Reorganization among Micronetics, Inc., Del Merger Subsidiary, Inc., MICA Microwave Corporation, Frederick Mills, Individually, and Frederick Mills, As the Stockholders’ Representative, dated June 5, 2007.

2.2	Company Stockholders’ Agreement, by and among Micronetics, Inc., MICA Microwave Corporation, Del Merger Subsidiary, Inc., the Stockholders of MICA Microwave Corporation listed on Exhibit A thereto, Frederick Mills, individually, and Frederick Mills as the Stockholders’ Representative, dated June 5, 2007.

2.3	Employment Agreement between MICA Microwave Corporation and Frederick Mills, dated June 5, 2007.

99.1	Press release issued by Micronetics, Inc., dated June 5, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRONETICS, INC.
(Registrant)

By:	/s/ David Robbins
David Robbins
Chief Executive Officer

Date: June 5, 2007

EXHIBIT INDEX

Exhibit No.	Exhibit Description
2.1	Agreement of Merger and Plan of Reorganization among Micronetics, Inc., Del Merger Subsidiary, Inc., MICA Microwave Corporation, Frederick Mills, Individually, and Frederick Mills, As the Stockholders’ Representative, dated June 5, 2007.

2.2	Company Stockholders’ Agreement, by and among Micronetics, Inc., MICA Microwave Corporation, Del Merger Subsidiary, Inc., the Stockholders of MICA Microwave Corporation listed on Exhibit A thereto, Frederick Mills, individually, and Frederick Mills as the Stockholders’ Representative, dated June 5, 2007.

2.3	Employment Agreement between MICA Microwave Corporation and Frederick Mills, dated June 5, 2007.

99.1	Press release issued by Micronetics, Inc., dated June 5, 2007.